CONSULTING AGREEMENT

         AGREEMENT made as of this 31st day of July, 2009 by and between Sun River Energy, Inc., the ("Company"), located at 7609 Ralston Road, Arvada, CO 80002 and Cicerone Corporate Development, LLC, (the "Consultant"), located at 501 Trophy Lake, 314 PMB 106, Trophy Club, Texas 76262.

         WHEREAS, the Company desires professional guidance and advice regarding financing of all types and desires Consultant to aid it in business planning matters; and

         WHEREAS, Consultant has expertise in the area of corporate structure, strategic planning and capital development and implementation; and is willing to act as a consultant to the Company upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the parties hereto agree as follows:

1.       Duties, Scope of Agreement, and Relationship of the Parties

         (a) The company hereby agrees to retain Consultant as an advisor and consultant on business matters, consistent with Consultant's expertise and ability, and Consultant agrees to consult with the Company during the term of this Agreement. All parties understand that Consultant has many other business interests and will devote as much time as in its discretion as necessary to perform its duties under this Agreement. In addition, the company understands that consultant's efforts on behalf of his other interests are the sole and separate property of Consultant.

         (b) The services rendered by consultant to the company pursuant to this Agreement shall be as an independent contractor, and this Agreement does not make Consultant the employee, agent, or legal representative of the Company for any purpose whatsoever, including without limitation, participation in any benefits or privileges given or extended by the Company to its employees. No right or authority is granted to Consultant to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the company, expect as may be set forth herein. The company shall not withhold for Consultant any federal or state taxes from the amounts to be paid to consultant hereunder, and Consultant agrees that he will pay all taxes due on such amounts.

         (c) Consultant agrees to make available to Company its services, which include strategic planning, assistance in business development, internal capital structuring, and the structuring of new debt and equity offerings. Consultant shall provide planning for and other advisory services as the Company may specifically request. Specific fees for each separate service rendered by Consultant shall be established at the time Consultant is requested to undertake each service.

2.       Compensation

(a) In the event that the Company receives funding from any source introduced by said Consultant, recognizing that the negotiation and structure of capitalization requires substantial time and expertise, then said Consultant shall be paid in lieu of billable hours in the following form:

                  The Company will pay the Consultant 1% of cash raised, as a finders fee, in lieu of billable hours and expenses via a cashier's check, money, order, or bank wire only.

         (b) The Company will issue 20,000 shares on the first of each calendar month and 20,000 cashless exercise warrants to purchase shares at the then closing price, per month exercisable for 2 years from issue as payment for consulting services for so long as this agreement is in force, to be issued monthly in arrears, as of end of each calendar month.

         (c) Other forms of compensation may occur depending on the nature of a specific transaction and only upon the mutual agreement of both parties. For acreage sales or leases, 5% of cash price shall be paid in cash and 5% of cash price shall be paid in Company stock @ then current price (BID).

3.       Expenses

         The Company shall reimburse Consultant for all pre-approved reasonable and necessary expenses incurred by it in carrying out its duties under this Agreement. Consultant shall submit related receipts and documentation with his request for reimbursement.

4.       Renewal; Termination

         (a) This Agreement shall continue in effect until terminated by the parties. Either of the parties may terminate this agreement after 6 months by written notice 30 days in advance, however any finders fees due for cash raised shall remain due and payable.

         (b) Subject to the continuing obligations of Consultant under Section 5 below, either party may terminate this Agreement at any time if the other party shall fail to fulfill any material obligation under this Agreement and shall not have cured the breach within 10 days after having received notice thereof.

         (c) Termination or expiration of this Agreement shall not extinguish any rights of compensation that shall accrue prior to the termination.

5.       Confidential Information

         (a) "Confidential Information," as used in this Section 5, means information that is not generally known and that is proprietary to the Company or that the Company is obligated to treat as proprietary. This information includes, without limitation:

     (i)  Trade secret information about the Company and its products;

     (ii) Information concerning the Company's business as the Company has conducted it since the Company's incorporation or as it may conduct it in the future; and

     (iii)Information concerning any of the Company's past, current, or possible future products, including (without limitation) information about the Company's research, development, engineering, purchasing, manufacturing, accounting, marketing, selling, or leasing efforts.

         (b) Any information that Consultant reasonably considers Confidential Information, or that the Company treats as Confidential Information, will be presumed to be Confidential Information (whether Consultant or others originated it and regardless of how it obtained it).

         (c) Except as required in its duties to the Company, Consultant will never, either during or after the term of this Agreement, use or disclose confidential Information to any person not authorized by the Company to receive it.

         (d) If this Agreement is terminated, Consultant will promptly turn over to the Company all records and any compositions, articles, devices, apparatus and other items that disclose, describe, or embody Confidential Information, including all copies, reproductions, and specimens of the Confidential Information in its possession, regardless of who prepared them. The rights of the Company set forth in this Section 5 are in addition to any rights of the Company with respect to protection of trade secrets or confidential information arising out of the common or statutory laws of the State of Colorado or any other state or any country wherein Consultant may from time to time perform services pursuant to this Agreement. This Section 5 shall survive the termination or expiration of this Agreement.

6.       False or Misleading Information

         The Company warrants that it will provide Consultant with accurate financial, corporate, and other data required by Consultant and necessary for full disclosure of all facts relevant to any efforts required of Consultant under this Agreement. Such information shall be furnished promptly upon request. If the Company fails to provide such information, or if any information provided by the Company to Consultant shall be false or misleading, or if the Company omits or fails to provide or withholds relevant material information to Consultant or to any professionals engaged pursuant to paragraph 5(d) above, then, in such event, any and all fees paid hereunder will be retained by Consultant as liquidated damages and this Agreement shall be null and void and Consultant shall have no further obligation hereunder. Further, by execution of this Agreement, the Company hereby indemnifies Consultant from any and all costs for expenses or damages incurred and holds Consultant harmless from any and all claims and/or actions that may arise out of providing false or misleading information or by omitting relevant information in connection with the efforts required of Consultant under this Agreement.

7.       Miscellaneous

         (a) Successors and Assigns. This Agreement is binding on and ensures to the benefit of the Company, its successors and assigns, all of which are included in the term the "Company" as it is used in this Agreement and upon Consultant, its successors and assigns. Neither this Agreement nor any duty or right hereunder will be assignable or otherwise transferable by either party without the written consent of the other party, except that the Company shall assign this Agreement in connection with a merger, consolidation, assignment, sale or other disposition of substantially all of its assets or business. This Agreement will be deemed materially breached by the Company if its successor or assign does not assume substantially all of the company's obligations under this Agreement.

     (b) Modification. This Agreement may be modified or amended only by a writing signed by both the Company and Consultant.

     (c) Governing Law. The laws of Colorado will govern the validity, construction, and performance of this Agreement. Any legal proceeding related to this Agreement will be brought in an appropriate Colorado court, and both the Company and Consultant hereby consent to the exclusive jurisdiction of that court for this purpose.

     (d) Construction. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

     (e) Waivers. No failure or delay by either the Company or Consultant in exercising any right or remedy under this Agreement will waive any provision of the Agreement, nor will any single or partial exercise by either the Company or Consultant of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.

     (f) Captions. The headings in this Agreement are for convenience only and do not affect this Agreement's interpretation.

     (g)  Entire   Agreement.   This  Agreement   supersedes  all  previous  and
contemporaneous oral negotiations, commitments, writings, and understandings between the parties concerning the matters in this Agreement.

     (h) Notices. All notices and other communications required or permitted under this Agreement shall be in writing and sent by registered first-class mail, postage prepaid, and shall be effective five days after mailing to the addresses stated below. These addresses may be changed at any time by like notice.

         In the case of the Company:

                  Sun River Energy, Inc.
                  Attn:  Mr. Redgie Green
                  7609 Ralston Road
                  Arvada, CO 80002

         In the case of Consultant:

                  Cicerone Corporate  Development,
                  LLC 501 Trophy Lake, 314 PMB
                  106, Trophy Club, TX 76262

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


 Sun River Energy, Inc.                      Cicerone Corporate Development, LLC



 By: /s/ Redgie Green                        By:      /s/ Joshua Pingel
 -------------------------                 -------------------------------
 President                                 Manager/Member